UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FDX	New York Stock Exchange
0.450% Notes due 2025	FDX 25A	New York Stock Exchange
1.625% Notes due 2027	FDX 27	New York Stock Exchange
0.450% Notes due 2029	FDX 29A	New York Stock Exchange
1.300% Notes due 2031	FDX 31	New York Stock Exchange
0.950% Notes due 2033	FDX 33	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2023, the Board of Directors (the “Board”) of FedEx Corporation (“FedEx” or “the Company”), appointed John W. Dietrich as Executive Vice President and Chief Financial Officer–Elect of FedEx effective July 17, 2023, and Executive Vice President and Chief Financial Officer of FedEx effective August 1, 2023. Mr. Dietrich, 58, served as President and Chief Executive Officer and as a director of Atlas Air Worldwide Holdings, Inc. (“Atlas”), a global provider of outsourced aircraft and aviation operating services, from January 1, 2020 to June 15, 2023. He served as President and Chief Operating Officer of Atlas from July 2019 to January 2020 and as Executive Vice President and Chief Operating Officer from September 2006 to July 2019. During the period of March 2003 to September 2006, Mr. Dietrich held a number of senior executive positions with Atlas, including Senior Vice President, General Counsel and Chief Human Resources Officer, Corporate Secretary, and head of the Information Technology and Corporate Communications functions. Mr. Dietrich serves as a director of AAR Corp., a provider of aviation services to commercial and government operators.

There are no transactions since the beginning of the Company’s last fiscal year in which the Company is a participant and in which Mr. Dietrich or any members of his immediate family have any interest that are required to be reported under Item 404(a) of Regulation S-K. No family relationships exist between Mr. Dietrich and any of the Company’s directors or executive officers. The appointment of Mr. Dietrich was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of FedEx acting in his or her official capacity.

In connection with his appointment, Mr. Dietrich will receive a signing bonus of $200,000, payable in two installments (July 2023 and July 2024). His annual base salary will be $919,000. He will participate in FedEx’s fiscal 2024 annual incentive compensation (“AIC”) plan, with a target payout opportunity equal to 120% of his base salary paid during fiscal 2024. He also will participate in FedEx’s FY22–FY24, FY23–FY25, and FY24–FY26 long-term incentive plans (“LTI Plans”). The following table sets forth Mr. Dietrich’s potential threshold, target, and maximum payouts under the LTI Plans:

Performance Period	Potential Future Payouts
	Threshold	Target	Maximum
FY22–FY24	$36,458	$583,333	$875,000
FY23–FY25	$83,333	$1,333,333	$1,540,000
FY24–FY26	$125,000	$2,000,000	$3,750,000

Mr. Dietrich will receive a restricted stock award having a grant date fair value equal to $1,600,000 (including the related tax payment) and a stock option award having a Black-Scholes grant date fair value equal to $1,500,000. The restricted stock and stock options will vest ratably over four years. The Company also will enter into a management retention agreement (“MRA”) with Mr. Dietrich in the same form as the MRAs with the Company’s other executive officers. He also will participate in all employee benefit programs and receive the same perquisites provided to the Company’s other executive officers at his level. Additional details regarding the Company’s AIC plans, LTI plans, and other elements of executive compensation are described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on August 8, 2022, and in the Company’s Definitive Proxy Statement on Schedule 14A for its 2023 annual meeting of stockholders, which will be held on September 21, 2023, to be filed with the SEC.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Press Release of FedEx Corporation dated July 17, 2023.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: July 17, 2023	By:	/s/ Mark R. Allen
	Name:	Mark R. Allen
	Title:	Executive Vice President, General Counsel and Secretary